Exhibit 10.54

PROMISSORY NOTE

Borrower:

Kenneth P. Wilcox Ruth L. Wilcox 2 Applewood Lane Portola Valley, CA 94028

Lender:

Silicon Valley Bancshares 3003 Tasman Drive Santa Clara, CA 95054

Principal Amount: $1,400,000.00	Interest Rate: 4.770%	Date of Note: April 4, 2002

PROMISE TO PAY.  I promise to pay to Silicon Valley Bancshares (“Lender”), or order, in lawful money of the United States of America, the principal amount of One Million Four Hundred Thousand & 00/100 Dollars ($1,400,000.00), together with interest at the rate of 4.770% per annum on the unpaid principal balance from April 9, 2002, until paid in full.  The interest rate will not increase above 25.000%.

PAYMENT.  I will pay this loan in 59 regular payments of $7,312.22 each and one irregular last payment estimated at $1,287,309.97.  My first payment is due May 1, 2002, and all subsequent payments are due on the same day of each month after that.  My final payment due April 1, 2007, will be for all principal and all accrued interest not yet paid.  Payments include principal and interest.  Interest on this Note is computed on a 30/360 simple interest basis; that is, with the exception of odd days in the first payment period, monthly interest is calculated by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by a month of 30 days.  Interest for the odd days is calculated on the basis of the actual days to the next full month and a 360-day year.  I will pay Lender at Lender’s address shown above or at such other place as Lender may designate in writing.  Unless otherwise agreed or required by applicable law, payments will be applied first to accrued unpaid interest, then to principal, and any remaining amount to any unpaid collection costs and late charges.

PREPAYMENT.  I agree that all loan fees and other prepaid finance charges are earned fully as of the date of the loan and will not be subject to refund upon early payment (whether voluntary or as a result of default), except as otherwise required by law.  Except for the foregoing, I may pay without penalty all or a portion of the amount owed earlier than it is due.  Early payments will not, unless agreed to by Lender in writing, relieve me of my obligation to continue to make payments under the payment schedule.  Rather, they will reduce the principal balance due and may result in me making fewer payments.

DEFAULT.  I will be in default if any of the following happens:  (a) I fail to make any payment when due.  (b) I break any promise I have made to Lender, or I fail to comply with or to perform when due any other term, obligation, covenant, or condition contained in this Note or any agreement related to this Note, or in any other agreement or loan I have with Lender.  (c) Any representation or statement made or furnished to Lender by me or on my behalf is false or misleading in any material respect either now or at the time made or furnished.  (d) I die or become insolvent, a receiver is appointed for any part of my property, I make an assignment for the benefit of creditors, or any proceeding is commenced either by me or against me under any bankruptcy or insolvency laws.  (e) Any creditor tries to take any of my property on or in which Lender has a lien or security interest.  This includes a garnishment of any of my accounts with Lender.  (f) Any of the events described in this default section occurs with respect to any guarantor of this Note.

LENDER’S RIGHTS.  Upon default, Lender may declare the entire unpaid principal balance on this Note and all accrued unpaid interest immediately due, without notice, and then I will pay that amount.  Upon my failure to pay all amounts declared due pursuant to this section, including failure to pay upon final maturity, Lender, at its option, may also, if permitted under applicable law, increase the interest rate on this Note 5.000 percentage points. Lender may hire or pay someone else to help collect this Note if I do not pay.  I also will pay Lender that amount.  This includes, subject to any limits under applicable law, Lender’s attorneys’ fees and Lender’s legal expenses whether or not there is a lawsuit, including attorneys’ fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. I also will pay any court costs, in addition to all other sums provided by law.  This Note has been delivered to Lender and accepted by Lender in the State of California.  If there is a lawsuit, I agree upon Lender’s request to submit to the jurisdiction of the courts of Santa Clara County, the State of California.  This Note shall be governed by and construed in accordance with the laws of the State of California.

COLLATERAL.  I acknowledge this Note is secured by a Deed of Trust dated April 4, 2002, to a trustee in favor of Lender on real property located in San Mateo County, State of California.  That agreement contains the following due on sale provision:  Lender may, at its option, declare immediately due and payable all sums secured by this Note upon the sale or transfer, without the Lender’s prior written consent, of all or any part of the Real Property, or any interest in the Real Property.  A “sale or transfer” means the conveyance of Real Property or any right, title or interest therein; whether legal, beneficial or equitable; whether voluntary or involuntary; whether by outright sale, deed, installment sale contract, land contract, contract for deed, leasehold interest with a term greater than three (3) years, lease-option contract, or by sale, assignment, or transfer of any beneficial interest in or to any land trust holding title to the Real Property, or by any other method of conveyance of Real Property interest.  If any Trustor is a corporation, partnership or limited liability company, transfer also includes any change in ownership of more than twenty-five percent (25%) of the voting stock, partnership interests or limited liability company interests, as the case may be, of Trustor.  However, this option shall not be exercised by Lender if such exercise is prohibited by applicable law.

NOTE RATE.  The interest rate on this Note is 4.77% (the “Rate”).  In the event Kenneth P. Wilcox’s employment with Silicon Valley Bank terminates, I acknowledge and agree that the interest rate shall increase to a fixed rate of 6.50% per annum (the “Note Rate”) for the remainder of the Note term.  In the event the Rate is increased to the Note Rate, my payments will increase to $8,836.24 beginning with the month following the termination of employment and my annual percentage rate shall be 6.518%.  Additionally, my last payment shall also increase.

BALLOON PAYMENT.  THIS LOAN IS PAYABLE IN FULL AT MATURITY.  YOU MUST THEN REPAY THE ENTIRE PRINCIPAL BALANCE OF THIS LOAN AND ALL UNPAID INTEREST THEN DUE.

GENERAL PROVISIONS.  Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them.  I and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive any applicable statute of limitations, presentment, demand for payment, protest and notice of dishonor.  Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability.  All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan, or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender’s security interest in the collateral.  All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made.  The obligations under this Note are joint and several.  This means that the words “I”, “me”, and “my” mean each and all of the persons signing below.

PRIOR TO SIGNING THIS NOTE, I, AND EACH OF US, READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE.  I, AND EACH OF US, AGREE TO THE TERMS OF THE NOTE AND ACKNOWLEDGE RECEIPT OF A COMPLETED COPY OF THE NOTE.

BORROWER:

X	/s/ Kenneth P. Wilcox	X	/s/ Ruth L. Wilcox

Kenneth P. Wilcox

Ruth L. Wilcox

Fixed Rate.  Balloon.                            LASER PRO, Reg. U.S. Pat. & T.M. Off., Ver. 3.28 (c) 2002 CFI ProServices, Inc.  All rights reserved. [CA-D20 WILCOX.LN R5.OVL]